                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                          |X|
Filed by a Party other than the Registrant       |_|

Check the appropriate box:

|_| Preliminary Proxy Statement          |_| Confidential, for Use of the
                                             Commission only (as permitted by
                                             Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12


                                   AWARE, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1) Amount previously paid:

        2) Form, Schedule or Registration Statement no.:

        3) Filing Party:

        4) Date Filed:

                                    * * * * *

                                   AWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 2004

      Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts on Thursday, May 27, 2004, beginning at 10:00 a.m., local time, for the following purposes:

      1.    To consider and vote upon the election of two Class II directors;

      2. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

      The board of directors has fixed the close of business on April 1, 2004 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.



                                    By order of the board of directors,


                                    /s/ Michael A. Tzannes
                                    ----------------------
                                    MICHAEL A. TZANNES
                                    CHIEF EXECUTIVE OFFICER

April 13, 2004
Bedford, Massachusetts

                             YOUR VOTE IS IMPORTANT

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                   AWARE, INC.
                              40 MIDDLESEX TURNPIKE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 276-4000


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 2004


      This proxy statement relates to the 2004 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

                       DATE:     May 27, 2004

                       TIME:     10:00 a.m.

                       PLACE:    Renaissance Bedford Hotel
                                 44 Middlesex Turnpike
                                 Bedford, Massachusetts

      The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy, the shares represented by the proxy will be voted in accordance with the stockholder's directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. Aware encourages its stockholders to vote on all proposals. A stockholder may revoke its proxy at any time before it has been exercised.

      Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 13, 2004.


                                  PROXY STATEMENT

                                 TABLE OF CONTENTS
                                                                               PAGE

ANNUAL MEETING OF STOCKHOLDERS...................................................2

   Purpose of the annual meeting.................................................2
   Record date...................................................................2
   Quorum........................................................................2
   Vote required; tabulation of votes............................................2
   Revocation of proxies.........................................................2
   Solicitation of proxies.......................................................3

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING...................................3

PROPOSAL--ELECTION OF DIRECTORS..................................................3

CORPORATE GOVERNANCE.............................................................4

DIRECTORS AND EXECUTIVE OFFICERS.................................................5

   Directors and executive officers..............................................5
   Independent directors.........................................................7
   Committees and meetings of the board..........................................7
   Policy regarding board attendance.............................................9
   Communications with our board of directors....................................9
   Code of ethics................................................................9
   Compensation committee interlocks and insider participation...................9

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.................................9

   Director compensation.........................................................9
   Executive compensation.......................................................10

REPORT OF THE COMPENSATION COMMITTEE............................................16

   Compensation committee report on executive compensation......................16
   Performance graph............................................................19

REPORT OF THE AUDIT COMMITTEE...................................................20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS.............................................................21

   Principal stockholders.......................................................21
   Equity compensation plan information.........................................22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........................24

INDEPENDENT ACCOUNTANTS.........................................................25

   Fees for professional services...............................................25
   Attendance at annual meeting.................................................25

STOCKHOLDER PROPOSALS...........................................................25

AVAILABLE INFORMATION...........................................................26

ANNEX A - AUDIT COMMITTEE CHARTER..............................................A-1

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF THE ANNUAL MEETING

      At the annual meeting, Aware will submit one proposal to the stockholders:

      PROPOSAL:    To elect two Class II directors for three-year terms.

      Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

RECORD DATE

      The board of directors of Aware has fixed the close of business on April 1, 2004 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 22,755,006 shares of Aware's common stock, which are entitled to cast 22,755,006 votes.

QUORUM

      Aware's by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker "non-votes" as present or represented for purposes of determining the existence of a quorum at the meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

VOTE REQUIRED; TABULATION OF VOTES

      The election of each Class II director will require the affirmative vote of a plurality of the shares of common stock properly cast on the proposal. Abstentions, votes withheld from the director-nominee, and broker non-votes will not count as votes cast for or against the election of the director-nominee and accordingly will not affect the outcome of the vote.

      Aware's transfer agent, EquiServe Trust Company N.A., will tabulate the votes at the annual meeting. EquiServe will tabulate separately the vote on each matter submitted to stockholders.

REVOCATION OF PROXIES

      A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

            o by giving written notice of revocation to the Clerk of Aware at the following address:

                      Aware, Inc.
                      40 Middlesex Turnpike
                      Bedford, Massachusetts 01730
                      Attention:  Clerk

            o     by signing and returning another proxy with a later date; or

            o by attending the annual meeting and informing the Clerk of Aware in writing that he or she wishes to vote in person.

         Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have executed and returned proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

SOLICITATION OF PROXIES

      Aware will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, Aware's directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of any special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any other person or firm for the solicitation of proxies.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                         PROPOSAL--ELECTION OF DIRECTORS

      The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election as Class II directors John K. Kerr and David Ehreth, each of whom is currently a Class II director of Aware. Mr. Kerr serves as Aware's chairman of the board of directors. The directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2007 and until their successors are duly elected and qualified.

      Each nominee has agreed to serve if elected, and Aware has no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board's nominating committee will designate at that time. Proxies cannot be voted for more than one nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF JOHN
K. KERR AND DAVID EHRETH AS CLASS II DIRECTORS OF AWARE.

                              CORPORATE GOVERNANCE

      In designing its corporate governance structure, Aware seeks to identify and implement the best practices that will serve the interests of Aware's business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find Aware's current corporate governance principles, including Aware's code of ethics and the charters for the standing committees of Aware's board of directors, on Aware's website at www.aware.com. The code of ethics applies to not only Aware's principal executive officer, principal financial officer and principal accounting officer, but also all other employees, executive officers and directors of Aware. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware's assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware intends to continue to modify its policies and practices to address ongoing developments in the area of corporate governance. Many features of Aware's corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of Aware's corporate governance principles are:

  o DIRECTOR AND COMMITTEE INDEPENDENCE. A majority of Aware's directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that Aware's independent directors are Frederick D. D'Alessio, David Ehreth, G. David Forney, Jr., John K. Kerr and Adrian F. Kruse. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

  o AUDIT COMMITTEE. Aware's audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating Aware's independent auditors. Aware's independent auditors report directly to the audit committee. The board of directors has determined that Mr. Kruse is an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval of the audit committee is required for all audit services and non-audit services to be provided by Aware's independent auditors.

  o COMMITTEE AUTHORITY. Aware's audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Aware.

  o WHISTLEBLOWER PROCEDURES. Aware's audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by Aware's directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

      The following table provides information regarding Aware's directors and executive officers as of March 31, 2004:

NAME                                  AGE  POSITION
----                                  ---  --------
John K. Kerr (1)(3).................  66   Chairman of the board of directors
Michael A. Tzannes (1)..............  42   Chief executive officer and director
Edmund C. Reiter....................  40   President and director
David J. Martin.....................  46   Interim chief financial officer
Richard W. Gross....................  46   Senior vice president--engineering
Frederick D. D'Alessio (3)(4).......  55   Director
David Ehreth (2)(4).................  54   Director
G. David Forney, Jr. (2)(3)(4)......  64   Director
Adrian F. Kruse (2).................  64   Director

------------------------------------
(1) Member of the executive committee
(2) Member of the audit committee
(3) Member of the compensation committee
(4) Member of the nominating and corporate governance committee

      JOHN K. KERR has been a director of Aware since 1990 and chairman of the board of directors since March 1999. Mr. Kerr previously served as a director of Aware from 1988 to 1989 and as chairman of the board of directors from November 1992 to March 1994. Mr. Kerr has been general partner of Grove Investment Partners, a private investment partnership, since 1990. Mr. Kerr received an M.A. and a B.A. from Baylor University.

      MICHAEL A. TZANNES has been Aware's chief executive officer since April 1998 and has served as a director of Aware since March 1998. Mr. Tzannes served as Aware's president from April 1998 to March 2001. From September 1997 to April 1998, he served as Aware's chief technology officer and general manager of telecommunications. Mr. Tzannes served as Aware's senior vice president, telecommunications from April 1996 to September 1997, as Aware's vice president, telecommunications from December 1992 to April 1996, as a senior member of Aware's technical staff from January 1991 to November 1992, and as a consultant to Aware from October 1990 to December 1990. From 1986 to 1990, he was a staff engineer at Signatron, Inc., a telecommunications technology and systems developer. Mr. Tzannes received a Ph.D. in electrical engineering from Tufts University, an M.S. from the University of Michigan at Ann Arbor, and a B.S. from the University of Patras, Greece.

      EDMUND C. REITER has served as Aware's president since March 2001 and as a director of Aware since December 1999. Mr. Reiter served as a senior vice president from May 1998 to March 2001, as Aware's vice president, advanced products from August 1995 to May 1998, as Aware's manager of product development for still image compression products from June 1994 to August 1995, as a senior member of Aware's technical staff from November 1993 to June 1994, and as a member of Aware's technical staff from December 1992 to November 1993. Mr. Reiter served as senior scientist at New England Research, Inc. from January 1991 to November

1992. Mr. Reiter received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from Boston College.

      DAVID J. MARTIN has served as Aware's interim chief financial officer since October 2003. Mr. Martin served as Aware's controller from October 1996 to September 2003. Prior to joining Aware, Mr. Martin served as controller at Logicraft Information Systems Inc., a developer of CD-ROM networking software and storage devices, from 1994 to 1996. Mr. Martin received a B.S. in accounting from Boston College.

      RICHARD W. GROSS was appointed senior vice president - engineering in July 1999. Mr. Gross served as vice president - strategic development from July 1998 to July 1999. Prior to the vice president position, he held various senior level engineering positions from the time he joined Aware in September 1993 until July 1998. Prior to joining Aware, Mr. Gross was a senior technical staff member at GTE Laboratories from 1987 to 1993; a technical staff member at the Heinrich Hertz Institute from 1984 to 1987; and a programmer for IBM, Federal Systems Division from 1980 to 1984. Mr. Gross received a Ph.D. and M.S. in electrical engineering from the University of Rhode Island and a B.A. in physics from Holy Cross College.

      FREDERICK D. D'ALESSIO has served as a director of Aware since December 2002. Mr. D'Alessio is currently a general partner at Capitol Management Partners, a business advisory partnership. Mr. D'Alessio served as president of the Advanced Services Group for Verizon Communications from July 2000 to November 2001. The Advanced Services Group included Verizon's Long Distance, DSL and Internet Service Provider Businesses. From December 1998 to June 2000, Mr. D'Alessio served as group president consumer services for Bell Atlantic Communications, responsible for all aspects of Residential Services. From April 1995 to November 1998 Mr. D'Alessio served as president--consumer sales and services for Bell Atlantic. Mr. D'Alessio currently serves as a director of Spirent plc. Mr. D'Alessio received a B.S.E.E. and M.S. degree from New Jersey Institute of Technology and a masters of business administration from Rutgers University.

      DAVID EHRETH has served as a director of Aware since November 1997. Since April 1998, Mr. Ehreth has served as chairman of Westwave Communications, Inc., a telecommunications software company. From April 1998 to July 2002, Mr. Ehreth also served as president and chief executive officer of Westwave. From June 1992 to August 1998, Mr. Ehreth served as division vice president of the access division of DSC Communications Corporation, a manufacturer of digital switching, access, transport and private network system products for the telecommunications industry. From 1987 to June 1992, Mr. Ehreth served as vice president of engineering of Optilink, Inc., a manufacturer of access systems for the telecommunications industry. Optilink, Inc. was acquired by DSC Communications Corporation in 1990. From 1977 to 1987, Mr. Ehreth held numerous positions in the Digital Telephone Systems division of Harris Corporation. Mr. Ehreth received a degree in electrical engineering from College of Marin.

      G. DAVID FORNEY, JR. has served as a director of Aware since May 1999. Mr. Forney was a vice president of Motorola, Inc. from 1977 until his retirement in January 1999. Mr. Forney was previously vice president of research and development, and a director of Codex Corporation prior to its acquisition by Motorola in 1977. Mr. Forney is currently Bernard M. Gordon Adjunct Professor in the Department of Electrical Engineering and Computer Sciences at the Massachusetts Institute of Technology. Mr. Forney received an Sc.D. in electrical engineering from the Massachusetts Institute of Technology and a B.S.E. in electrical engineering from Princeton University.

      ADRIAN F. KRUSE has served as a director of Aware since October 2003. Mr. Kruse was an audit partner of Ernst & Young LLP, serving clients principally in the financial services industry, from 1976 until his retirement in March 1998. From 1967 to 1976, he served audit clients of Ernst & Young LLP in various capacities. Mr. Kruse is a Certified Public Accountant and holds a B.B.A. degree from the University of Wisconsin and a J.D. degree from the University of Wisconsin School of Law. Mr. Kruse also serves as the treasurer and as a director of the Presbyterian Homes and as a director of MEI, Inc.

      The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven, and there are currently no vacancies on the board of directors. The current terms of Messrs. Kerr and Ehreth, Aware's Class II directors, will expire at the annual meeting to be held on May 27, 2004. The current term of Aware's Class III directors, Messrs. Reiter, D'Alessio and Kruse, will expire at the annual meeting to be held in 2005. The current terms of Messrs. Tzannes and Forney, Aware's Class I directors, will expire at the annual meeting to be held in 2006.

      Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among Aware's directors and executive officers.

INDEPENDENT DIRECTORS

      A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. Our board of directors has determined that our independent directors are Messrs. Kerr, D'Alessio, Ehreth, Forney and Kruse. Each member of our audit committee, compensation committee, and nominating and corporate governance committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

COMMITTEES AND MEETINGS OF THE BOARD

      During 2003, the board of directors met five times and took no action by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. Aware has a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

      EXECUTIVE COMMITTEE. Aware's executive committee is currently composed of John K. Kerr and Michael A. Tzannes. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or clerk; remove any officer or director; amend the by-laws of Aware; change the principal office of Aware; authorize the payment of any dividend or distribution to stockholders of Aware; authorize the reacquisition of capital stock for value; and authorize a merger. In 2003, the executive committee neither met nor took action by written consent.

      COMPENSATION COMMITTEE. Aware's compensation committee is currently composed of three outside directors, Frederick D. D'Alessio, G. David Forney, Jr. and John K. Kerr. In 2003, the compensation committee held one meeting and took action by written consent twice. In March, 2004, Aware's board of directors adopted a Compensation Committee Charter, which is available on Aware's website at www.aware.com.

      AUDIT COMMITTEE. Aware's audit committee is currently composed of Adrian
F. Kruse, David Ehreth and G. David Forney, Jr. Aware's board of directors has determined that Mr. Kruse is an audit committee financial expert under Securities and Exchange Commission rules. In 2003, the audit committee met six times and took no action by written consent. In March, 2004, Aware's board of directors adopted a new Audit Committee Charter, which is set forth in Annex A to this proxy statement and also is available on Aware's website at www.aware.com.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Aware's nominating and corporate governance committee is currently composed of three outside directors, Frederick D. D'Alessio, David Ehreth and G. David Forney, Jr. In 2003, the nominating and corporate governance committee held one meeting and took no action by written consent. In March, 2004, Aware's board of directors adopted a Nominating and Corporate Governance Committee Charter, which is available on Aware's website at www.aware.com. Prior to the adoption of the new charter in March, 2004, Aware's nominating and corporate governance committee was known as the nominating committee.

      The nominating and corporate governance committee, in consultation with our chief executive officer and the chairman of the board, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate's strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate.

      The committee reviews from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

      The committee, in consultation with our chief executive officer and the chairman of the board, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by stockholders of Aware in light of the committee's criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Clerk of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate's compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards.

POLICY REGARDING BOARD ATTENDANCE

      To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Directors are encouraged to attend Aware's annual meeting of stockholders. Last year, one of our directors attended the annual meeting.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

      Aware's board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of Aware's independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730, and should include with the correspondence evidence that the sender of the communication is one of Aware's stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Aware's chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, Aware's chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

CODE OF ETHICS

      Aware has adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including Aware's principal executive officer, principal financial officer and principal accounting officer. Aware's code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware's assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware's code of ethics is available on Aware's website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Aware's compensation committee is currently composed of Messrs. Kerr, D'Alessio and Forney. Mr. Kerr formerly served as Aware's assistant vice president of marketing from June 1992 to November 1994. In 2003, no officer or employee of Aware participated in the deliberations of the compensation committee concerning the compensation of Aware's executive officers. No interlocking relationship existed between Aware's board of directors or compensation committee and the board of directors or compensation committee of any other company in 2003.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

      Aware reimburses each director for expenses incurred in attending meetings of the board of directors but does not pay any separate fees for serving as directors.

      In 2003, Aware compensated its directors through grants of nonqualified options under its 1996 Stock Option Plan and its 2001 Nonqualified Stock Plan. The exercise price of each option is equal to the closing price of the common stock on the Nasdaq National Market on the date of grant. Each option has a term of ten years. The options granted in 2003 vest on various schedules, as described in the notes to the table below.

      The following table provides information about these grants.


                         OPTION GRANTS TO DIRECTORS IN LAST FISCAL YEAR

                                         NUMBER OF SECURITIES
                                              UNDERLYING          EXERCISE
NAME                                       OPTIONS GRANTED      PRICE ($/SH))     EXPIRATION DATE
----                                       ---------------      ------------      ---------------
John K. Kerr                                  40,750 (1)             2.09            06/02/13
G. David Forney, Jr.                          30,000 (1)             2.09            06/02/13
David Ehreth                                  28,500 (1)             2.09            06/02/13
Frederick D. D'Alessio                        12,500 (1)             2.09            06/02/13
Adrian F. Kruse                               25,000 (2)             3.27            10/14/13

----------------------------------------
   (1) The options vest in 16 equal quarterly installments of 6.25% beginning as of June 30, 2003.
   (2) The options vest in 16 equal quarterly installments of 6.25%, beginning as of December 31, 2003.

EXECUTIVE COMPENSATION

      SUMMARY OF CASH AND OTHER COMPENSATION. The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities during the last three fiscal years by Aware's chief executive officer in 2003 and each other executive officer of Aware.

      Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive officer's total annual salary and bonus.

      Long-term compensation awards represent stock options granted under Aware's 1996 Stock Option Plan and Aware's 2001 Nonqualified Stock Plan. In 2001, 2002 and 2003, Aware did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts.

      All other compensation represents group term life insurance premiums paid by Aware on behalf of the executive officers and the following matching contributions by Aware under its 401(k) plan for the benefit of the executive officers in 2001, 2002 and 2003: Mr. Tzannes, $5,100, $5,500 and $6,000; Mr.
Reiter, $2,262, $2,262, and $2,913; Mr. Gross, $3,224, $3,331 and $5,174; Mr.
Martin, $2,873, $3,141 and $3,453; and Mr. Moberg, $5,100, $5,500 and $4,969.


                                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION                 AWARDS         ALL
                                                  -------------------               SECURITIES      OTHER
                                                                                    UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)                BONUS($)        OPTIONS(#)    SATION($)
---------------------------       ----     ---------                --------        ----------    ---------
Michael A. Tzannes.............   2003     $281,192                      --           453,752      $6,274
Chief Executive Officer           2002      300,000                      --           150,000       5,800
                                  2001      300,000                      --           174,999       5,388

Edmund C. Reiter...............   2003      262,446                      --           326,635       3,165
President                         2002      280,000                      --           130,000       2,511
                                  2001      280,000                    $750           200,001       2,510

Richard W. Gross...............   2003      220,267                      --           201,501       5,476
Senior Vice President             2002      235,000                      --           100,000       3,553
                                  2001      235,000                   1,500           114,999       3,446

David J. Martin (1)............   2003      106,050                  25,000            26,383       3,550
Interim Chief Financial Officer   2002      104,696                      --            10,000       3,240
                                  2001       99,711                      --            15,000       2,933

Richard P. Moberg (2)..........   2003      165,624                      --                --       5,196
Former Chief Financial Officer    2002      225,000                      --           100,000       5,815
and Treasurer                     2001      225,000                      --           105,000       5,415

      (1) Mr. Martin became Aware's interim chief financial officer on October 13, 2003.
      (2) Mr. Moberg resigned from his employment with Aware effective as of October 10, 2003.

      OPTION GRANTS IN LAST FISCAL YEAR. The following table provides information concerning stock options granted under the 1996 Stock Option Plan and the 2001 Nonqualified Stock Plan during 2003 to each of the executive officers.

      The exercise price of each option is equal to the closing price of the common stock on the Nasdaq National Market on the date of grant. Each option vests in installments as described in the "Option grants in last fiscal year" table below. In 2003, Aware granted employees and directors options to purchase an aggregate of 2,993,963 shares of common stock under its 1996 Stock Option Plan and 2001 Nonqualified Stock Plan.

      The amounts reported in the last two columns represent hypothetical values that the executive officers could realize upon exercise of the options immediately before the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the common stock over the term of the options. Aware has calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent Aware's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings will depend on the timing of the exercise and the future performance of the common stock. The common stock may not achieve the rates of appreciation assumed in this table and the executive officers may not receive the amounts reflected in this table. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.


                                            OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                          ----------------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF                                                         ANNUAL RATE OF STOCK
                            SECURITIES    PERCENT OF TOTAL                                   PRICE APPRECIATION FOR
                            UNDERLYING    OPTIONS GRANTED     EXERCISE                            OPTION TERM
                             OPTIONS      TO EMPLOYEES IN      PRICE                              -----------
          NAME              GRANTED (#)    FISCAL year(%)      ($/sh)      EXPIRATION DATE    5% ($)       10% ($)
-----------------------   -------------- -----------------   -----------   ---------------  -------------------------

Michael A. Tzannes.....       30,581 (1)             1.02%      $  3.27        10/14/13      $ 62,889    $  159,374
                             200,670 (1)             6.70%         3.27        10/14/13       412,675     1,045,799
                              18,749 (2)             0.63%         3.27        10/14/13        38,557        97,711
                              41,251 (2)             1.38%         3.27        10/14/13        84,832       214,981
                              87,501 (3)             2.92%         3.27        10/14/13       179,945       456,015
                              75,000 (4)             2.51%         3.27        10/14/13       154,236       390,865
                          ---------------------------------                                ------------------------
              Total              453,752            15.16%                                    933,134     2,364,746

Edmund C. Reiter.........     30,581 (1)             1.02%      $  3.27        10/14/13      $ 62,889    $  159,374
                              91,052 (1)             3.04%         3.27        10/14/13       187,247       474,521
                              40,000 (2)             1.34%         3.27        10/14/13        82,259       208,462
                             100,002 (3)             3.34%         3.27        10/14/13       205,653       521,164
                              65,000 (4)             2.17%         3.27        10/14/13       133,672       338,750
                          ---------------------------------                                ------------------------
              Total              326,635            10.91%                                    671,720     1,702,271

Richard W. Gross.......       30,581 (1)             1.02%      $  3.27        10/14/13      $ 62,889    $  159,374
                              25,919 (1)             0.87%         3.27        10/14/13        53,302       135,078
                              37,500 (2)             1.25%         3.27        10/14/13        77,118       195,433
                              57,501 (3)             1.92%         3.27        10/14/13       118,250       299,669
                              50,000 (4)             1.67%         3.27        10/14/13       102,824       260,577
                          ---------------------------------                                -------------------------
              Total              201,501             6.73%                                    414,384     1,050,130

David J. Martin........        8,783 (1)             0.29%      $  3.27        10/14/13      $ 18,062     $  45,773
                               5,100 (2)             0.17%         3.27        10/14/13        10,488        26,579
                               7,500 (3)             0.25%         3.27        10/14/13        15,424        39,087
                               5,000 (4)             0.17%         3.27        10/14/13        10,282        26,058
                          ---------------------------------                                -------------------------
              Total               26,383             0.88%                                     54,256       137,496

                          ---------------------------------                                -------------------------
Richard P. Moberg........             --                --           --              --            --            --
                          ---------------------------------                                -------------------------

-----------------------------------
(1) The options vest in full on October 14, 2003.
(2) The options vest 75% on October 14, 2003 and the remaining 25% in four equal quarterly installments of 6.25%, beginning as of December 31, 2003.
(3) The options vest 50% on October 14, 2003 and the remaining 50% in eight equal quarterly installments of 6.25%
    beginning as of December 31, 2003.
(4) The options vest 25% on October 14, 2003 and the remaining 75% in twelve equal quarterly installments of 6.25%
    beginning as of December 31, 2003.

      OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES. The following table provides information concerning stock options exercised during 2003 and stock options held as of December 31, 2003 by the executive officers.

      None of the executive officers exercised options in 2003. If they had, however, the value realized upon the exercise of options would be based on the last sale prices of the common stock on the respective dates of exercise, as reported by the Nasdaq National Market, less the applicable option exercise prices. The value of unexercised in-the-money options at fiscal year-end is based on $2.91 per share, the last sale price of the common stock on December 31, 2003, as reported by the Nasdaq National Market, less the applicable option exercise prices. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES


                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END($)
                          ACQUIRED ON   VALUE      ------------------------------- -------------------------------
NAME                      EXERCISE(#) REALIZED($)  EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
----                      -----------------------  -------------- ---------------- -------------- ----------------
Michael A. Tzannes......       0           0           353,552         101,096           1,443                 0
Edmund C. Reiter........       0           0           230,696          95,939               0                 0
Richard W. Gross........       0           0           134,937          66,564               0                 0
David J. Martin.........       0           0            18,706           7,677               0                 0
Richard P. Moberg.......       0           0                 0               0               0                 0

      TEN-YEAR OPTION REPRICING. The following table sets forth certain information regarding the repricing, pursuant to a stock option exchange offer, during 2003 of stock options previously awarded to the executive officers. Participants in the stock option exchange received new options exercisable for one share of common stock for every two shares of common stock issuable upon exercise of a surrendered option. See "Compensation Committee Report on Executive Compensation" below for further information. The table also includes information regarding the repricing in 1996 of a stock option held by Mr. Tzannes.


                                                   TEN YEAR OPTION REPRICING


                                      NUMBER OF                                                               LENGTH OF ORIGINAL
                                      SECURITIES           MARKET PRICE OF     EXERCISE PRICE     NEW         OPTION TERM
                                      UNDERLYING OPTIONS   STOCK AT TIME OF    AT TIME OF         EXERCISE    REMAINING AT DATE
NAME                      DATE        REPRICED (#)         REPRICING ($)       REPRICING ($)      PRICE ($)   OF REPRICING
----                      ----        ------------         -------------       -------------      ---------   ------------
Michael A. Tzannes......  10/14/03            453,752          $   3.27 (1)               (2)     $   3.27                  (2)
                          12/05/96             70,000             10.25                 15.00        10.25    9 years, 274 days

Edmund C. Reiter........  10/14/03            326,635          $   3.27 (1)                (3)    $   3.27                  (3)

Richard W. Gross........  10/14/03            201,501          $   3.27 (1)                (4)    $   3.27                  (4)

David J. Martin.........  10/14/03             26,383          $   3.27 (1)                (5)    $   3.27                  (5)

Richard P. Moberg.......        --                 --                    --                 --          --                   --

----------------
(1) Represents the last sale price of the common stock on October 14, 2003, as reported by the Nasdaq National Market, which is the date the replacement options were granted. The last sale price of the common stock on April 3, 2003 (the date on which Aware accepted surrender of existing options pursuant to its stock option exchange program) was $1.78, as reported by the Nasdaq National Market.

(2) Mr. Tzannes surrendered in the aggregate options for 907,499 shares of common stock in exchange for the 453,752 options granted on October 14, 2003. Mr. Tzannes surrendered the following options with the following exercise prices and remaining original option terms: (a) options for 20,000 shares with an exercise price of $10.25 and a remaining term of 3 years, 246 days; (b) options for 20,000 shares with an exercise price of $12.75 and a remaining term of 4 years, 48 days; (c) an option for 172,500 shares with an exercise price of $11.63 and a remaining term of 5 years, 96 days; (d) an option for 235,000 shares with an exercise price of $26.00 and a remaining term of 5 years, 281 days; (e) an option for 15,000 shares with an exercise price of $46.19 and a remaining term of 6 years, 89 days;
      (f) an option for 100,000 shares with an exercise price of $31.25 and a remaining term of 6 years, 286 days; (g) an option for 20,000 shares with an exercise price of $20.38 and a remaining term of 7 years, 198 days; (h) an option for 58,333 shares with an exercise price of $8.07 and a remaining term of 8 years, 44 days; (i) an option for 58,333 shares with an exercise price of $7.42 and a remaining term of 8 years, 107 days; (j) an option for 58,333 shares with an exercise price of $3.74 and a remaining term of 8 years, 171 days; and (k) an option for 150,000 shares with an exercise price of $3.39 and a remaining term of 9 years, 94 days.

(3) Mr. Reiter surrendered in the aggregate options for 653,265 shares of common stock in exchange for the 326,635 options granted on October 14, 2003. Mr. Reiter surrendered the following options with the following exercise prices and remaining original option terms: (a) an option for 2,764 shares with an exercise price of $8.25 and a remaining term of 3 years, 50 days; (b) an option for 5,000 shares with an exercise price of $10.25 and a remaining term of 3 years, 246 days; (c) options for 29,875 shares with an exercise price of $12.75 and a remaining term of 4 years, 48 days; (d) an option for 55,625 shares with an exercise price of $11.63 and a remaining term of 5 years, 96 days; (e) an option for 80,000 shares with an exercise price of $26.00 and a remaining term of 5 years, 281 days; (f) an option for 70,000 shares with an exercise price of $46.19 and a remaining term of 6 years, 89 days; (g) an option for 60,000 shares with an exercise price of $31.25 and a remaining term of 6 years, 286 days; (h) an option for 20,000 shares with an exercise price of $20.38 and a remaining term of 7 years, 198 days; (i) an option for 66,667 shares with an exercise price of $8.07 and a remaining term of 8 years, 44 days; (j) an option for 66,667 shares with an exercise price of $7.42 and a remaining term of 8 years, 107 days; (k) an option for 66,667 shares with an exercise price of $3.74 and a remaining term of 8 years, 171 days; and
      (l) an option for 130,000 shares with an exercise price of $3.39 and a remaining term of 9 years, 94 days.

(4) Mr. Gross surrendered in the aggregate options for 402,999 shares of common stock in exchange for the 201,501 options granted on October 14, 2003. Mr. Gross surrendered the following options with the following exercise prices and remaining original option terms: (a) an option for 1,500 shares with an exercise price of $10.25 and a remaining term of 3 years, 246 days; (b) options for 20,000 shares with an exercise price of $12.75 and a remaining term of 4 years, 48 days; (c) an option for 21,500 shares with an exercise price of $5.50 and a remaining term of 5 years, 152 days; (d) an option for 70,000 shares with an exercise price of $46.19 and a remaining term of 6 years, 89 days; (e) an option for 55,000 shares with an exercise price of $31.25 and a remaining term of 6 years, 286 days; (f) an option for 20,000 shares with an exercise price of $20.38 and a remaining term of 7 years, 198 days; (g) an option for 38,333 shares with an exercise price of $8.07 and a remaining term of 8 years, 44 days;
      (h) an option for 38,333 shares with an exercise price of $7.42 and a remaining term of 8 years, 107 days; (i) an option for 38,333 shares with an exercise price of $3.74 and a remaining term of 8 years, 171 days; and
      (j) an option for 100,000 shares with an exercise price of $3.39 and a remaining term of 9 years, 94 days.

(5) Mr. Martin surrendered in the aggregate options for 52,763 shares of common stock in exchange for the 26,383 options granted on October 14, 2003. Mr. Martin surrendered the following options with the following exercise prices and remaining original option terms: (a) an option for 411 shares with an exercise price of $10.25 and a remaining term of 3 years, 246 days; (b) options for 7,402 shares with an exercise price of $12.75 and a remaining term of 4 years, 48 days; (c) an option for 3,750 shares with an exercise price of $5.50 and a remaining term of 5 years, 152 days; (d) an option for 6,000 shares with an exercise price of $46.19 and a remaining term of 6 years, 89 days; (e) an option for 8,500 shares with an exercise price of $49.91 and a remaining term of 7 years, 93 days; (f) an option for 1,700 shares with an exercise price of $20.38 and a remaining term of 7 years, 198 days; (g) an option for 5,000 shares with an exercise price of $8.07 and a remaining term of 8 years, 44 days;
      (h) an option for 5,000 shares with an exercise price of $7.42 and a remaining term of 8 years, 107 days; (i) an option for 5,000 shares with an exercise price of $3.74 and a remaining term of 8 years, 171 days; and
      (j) an option for 10,000 shares with an exercise price of $3.39 and a remaining term of 9 years, 94 days.

                      REPORT OF THE COMPENSATION COMMITTEE

      The compensation committee established by the board of directors is composed of three outside directors, Frederick D. D'Alessio, G. David Forney, Jr. and John K. Kerr. The compensation committee has general responsibility for Aware's executive compensation policies and practices, including responsibility for establishing the specific compensation of Aware's executive officers and administering Aware's stock plans. The following report summarizes Aware's executive officer compensation policies for 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      COMPENSATION OBJECTIVES. Aware's executive compensation programs are generally designed to relate executive compensation to improvements in Aware's financial performance and corresponding increases in stockholder value. Decisions concerning executive compensation are intended to:

      o establish incentives that will link executive officer compensation to Aware's stock performance and motivate executives to attain Aware's quarterly and annual financial targets and to promote Aware's long-term financial success; and

      o provide a total compensation package that is competitive within the industry and that will assist Aware to attract and retain executives who will contribute to the long-term financial success of Aware.

      EXECUTIVE COMPENSATION. Aware's executive compensation package for 2003 consisted of two principal components: base salary and a stock-based equity incentive in the form of participation in Aware's stock option plans. Aware's executive officers were also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that could have been contributed or the benefits that could have been paid under these plans. Aware does not have a management incentive bonus program.

      Aware's executive compensation policy emphasizes stock options in order to align the interests of management with the stockholders' interests in the financial performance of Aware for fiscal quarters, the fiscal year and the longer term. In granting stock options, the compensation committee considered in part the value of options held by the executive officers and the extent to which the compensation committee believed those options would provide sufficient motivation to the executive officers to achieve Aware's goals. In 2003, the compensation committee granted stock options under Aware's 1996 Stock Option Plan and Aware's 2001 Nonqualified Stock Plan to each of Michael A. Tzannes, Edmund C. Reiter, Richard W. Gross and David J. Martin. The options granted to Messrs. Tzannes, Reiter, Gross and Martin vest as indicated in the table captioned "Option grants in last fiscal year" above.

      In establishing base salaries for executives, the compensation committee monitors salaries at other companies, particularly companies in the same industry and companies located in the same geographic area as Aware. In addition, for each executive the compensation committee considers historic salary levels, work responsibilities and base salary relative to other executives at Aware. To some extent, the compensation committee also considers general economic conditions, Aware's financial performance and each individual's performance. In connection with an October 2002 workforce reduction by Aware, each executive officer's salary was reduced by 10%, effective as of January 1, 2003.

      CHIEF EXECUTIVE OFFICER COMPENSATION. Consistent with Aware's overall executive officer compensation policy, Aware's approach to the chief executive officer's compensation package in 2003 was to be competitive with other companies in the industry. The compensation committee believes that this approach provided additional incentive to Mr. Tzannes to achieve Aware's performance goals and enhance stockholder value. Mr. Tzannes' salary was designed to give him assurance of a base level of compensation commensurate with his position and duration of employment with Aware and competitive with salaries for officers holding comparable positions in the industry.

      REPORT ON REPRICING OF OPTIONS. The compensation committee and the board of directors believe that Aware can provide the maximum incentive to its employees, including senior executives, by granting stock options at exercise prices equal to or not materially greater than the current fair market value of Aware's common stock. As a result, Aware made a stock option exchange offer to its employees, including each of the executive officers listed in the table above captioned "Ten Year Option Repricing." Each of the executive officers listed in the table, with the exception of Richard P. Moberg, former chief financial officer and treasurer of Aware, participated in the stock option exchange with Aware in which they agreed to exchange all of their options with exercise prices of $3.00 or more per share, including all of the options granted to them in 2002, for new options to be granted by Aware on a date between October 2, and November 13, 2003. Aware accepted the surrender of existing options on April 3, 2003 and granted the new options on October 14, 2003. Mr. Moberg surrendered his eligible options pursuant to the stock option exchange but did not receive a grant of any new options because he left the employ of Aware shortly before the date of grant of the new options. The new options were granted with an exercise price equal to the closing price of the common stock on the Nasdaq National Market on the date of grant.

      POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code limits Aware's ability to deduct, for income tax purposes, compensation in excess of $1.0 million paid to the chief executive officer and the three most highly compensated executive officers of Aware (other than the chief executive officer) in any year, unless the compensation qualifies as "performance-based compensation." In 2003, the aggregate base salaries, bonuses and other non-equity compensation of Aware's executive officers did not exceed the $1.0 million limit. The compensation committee does not expect that non-equity compensation will exceed the $1.0 million limit in the foreseeable future. With respect to equity compensation, the compensation committee's policy with respect to Section 162(m) is that it would prefer to cause compensation to be deductible by Aware; however, the compensation committee also weighs the need to provide appropriate incentives to Aware's executive officers against the potential adverse tax consequences that may result under Section 162(m) from the grant of compensation that does not qualify as performance-based compensation. The compensation committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limits in circumstances when the committee believes such payment is appropriate.

                                                The compensation committee

                                                Frederick D. D'Alessio
                                                G. David Forney, Jr.
                                                John K. Kerr

PERFORMANCE GRAPH

      The following performance graph compares the performance of Aware's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and a published industry index, the RDG Technology Composite Index. The cumulative stockholder returns for shares of Aware's common stock and for the market and industry indices are calculated assuming $100 was invested on December 31, 1998. Aware paid no cash dividends during the periods shown. The performance of the market and industry indices is shown on a total return, or dividends reinvested, basis.

                 COMPARSION OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG AWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE RDG TECHOLOGY COMPOSITE INDEX





                              [PERFORMANCE GRAPH]





 * $100 invested on 12/31/98 in stock or index-including reinvestment of dividends.
 Fiscal year ending December 31.

                                                                  VALUE OF INVESTMENT ($)
                                               ---------------------------------------------------------------
                                               12/31/98  12/31/99   12/31/00   12/31/01   12/31/02  12/31/03
                                               --------  --------   --------   --------   --------  --------
Aware, Inc..................................     $100.00   $133.79     $ 65.29   $ 30.53      $8.02   $ 10.69
Nasdaq Stock Market - U.S...................      100.00    192.96      128.98     67.61      62.17     87.61
RDG Technology Composite....................      100.00    157.96      117.38    104.39      76.77    104.01

                          REPORT OF THE AUDIT COMMITTEE

      The purpose of the audit committee is to assist the board of directors in its oversight of Aware's financial reporting process. The committee's function is more fully discussed in its charter.

      Management is responsible for the systems of disclosure controls and internal control over financial reporting and the preparation of the financial statements. The Company's auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

      The committee has reviewed and discussed the audited financial statements of Aware for 2003 with management and PricewaterhouseCoopers LLP. The committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61., as amended, "COMMUNICATION WITH AUDIT COMMITTEES." In addition, the committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1., "INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES" and discussed their independence with them.

      Based upon these reviews and discussions, the committee recommended to the board of directors that the audited financial statements be included in Aware's Annual Report on Form 10-K for 2003 for filing with the Securities and Exchange Commission.

                                         The audit committee

                                         Adrian F. Kruse, Chairman
                                         David Ehreth
                                         G. David Forney, Jr.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      At the close of business on March 31, 2004, there were issued and outstanding 22,755,006 shares of common stock entitled to cast 22,755,006 votes. On March 31, 2004, the closing price of Aware's common stock as reported by the Nasdaq National Market was $3.95 per share.

PRINCIPAL STOCKHOLDERS

      The following table provides information about the beneficial ownership of Aware's common stock as of March 31, 2004 by:

      o each person known by Aware to own beneficially more than five percent of Aware's common stock;
      o     each of Aware's directors;
      o each of Aware's executive officers (including Mr. Moberg, Aware's former chief financial officer and treasurer); and
      o     all of Aware's current executive officers and directors as a group.

      In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after March 31, 2004 through the exercise of any option or otherwise. Except as noted below, Aware believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 22,755,006 shares of common stock outstanding as of March 31, 2004. In calculating a person's percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of March 31, 2004. All shares included in the "Right to acquire" column represent shares subject to outstanding stock options exercisable within 60 days after March 31, 2004. The information as to each person has been furnished by such person.

                                                    NUMBER OF SHARES BENEFICIALLY OWNED
                                                    -----------------------------------       PERCENT
                                                  OUTSTANDING     RIGHT TO         TOTAL    BENEFICIALLY
NAME                                                SHARES         ACQUIRE        NUMBER       OWNED
----                                                ------         -------        ------       -----
John S. Stafford, Jr. (1)..................        2,531,524           0       2,531,524       11.1%
  230 S. LaSalle Street, Suite 688
  Chicago, IL 60604
State of Wisconsin Investment Board (2)....        1,651,000           0       1,651,000        7.3%
  P.O. Box 7842
  Madison, WI 53707
Dimensional Fund Advisors Inc (3)..........        1,473,394           0       1,473,394        6.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
John K. Kerr (4)...........................          741,626      81,686         823,312        3.6%
Michael A. Tzannes (5) ....................          106,238     367,459         473,697        2.0%
Edmund C. Reiter ..........................           10,161     243,509         253,670        1.1%
Richard W. Gross ..........................            8,000     144,000         152,000        0.7%
David J. Martin ...........................               80      19,807          19,887        0.1%
David Ehreth...............................                0      60,680          60,680        0.3%
G. David Forney, Jr........................                0      60,935          60,935        0.3%
Frederick D. D'Alessio.....................                0      12,500          12,500        0.1%
Adrian F. Kruse............................                0       3,125           3,125        0.0%
Richard P. Moberg..........................                0           0               0        0.0%
All directors and executive officers
   as a group (9 persons)..................          866,105     993,701       1,859,806        7.8%

------------------------------------
* Less than one percent.
(1)  The number of shares beneficially owned by John S. Stafford, Jr. is based upon information in a
     Schedule 13G filed by John S. Stafford, Jr. on February 13, 2004.
(2)  The number of shares beneficially owned by the State of Wisconsin Investment Board is based upon information in a Schedule 13G filed by the State of Wisconsin Investment Board on February 11, 2004.
(3)  The number of shares beneficially owned by Dimensional Fund Advisors Inc. is based upon information in a Schedule 13G filed by Dimensional Fund Advisors Inc. on February 6, 2004.
(4)  Includes 240,193 shares held by Grove Investment Partners, of which Mr. Kerr is a general partner.
(5)  Includes 20,000 shares held by a private charitable foundation, of which Mr. Tzannes and his wife are trustees.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth additional information as of December 31, 2003, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

      The equity compensation plans approved by our stockholders are our 1990 Stock Option Plan, 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.


                                      NUMBER OF SHARES TO                               NUMBER OF SHARES REMAINING
                                         BE ISSUED UPON          WEIGHTED-AVERAGE          AVAILABLE FOR FUTURE
                                          EXERCISE OF           EXERCISE PRICE OF          ISSUANCE UNDER EQUITY
                                      OUTSTANDING OPTIONS,         OUTSTANDING              COMPENSATION PLANS
                                      WARRANTS AND RIGHTS     OPTIONS, WARRANTS AND     (EXCLUDING SHARES REFLECTED
            PLAN CATEGORY                     (#)                   RIGHTS ($)              IN COLUMN (A)) (#)
                                     ----------------------  ------------------------  ------------------------------
                                              (A)                      (B)                          (C)
EQUITY COMPENSATION PLANS
APPROVED BY STOCKHOLDERS:

   1990 Stock Option Plan..........              896                  $1.30                               0

   1996 Stock Option Plan..........        1,720,181                   5.22                       2,381,381

   1996 Employee Stock
        Purchase Plan..............               __                     __                         221,117

EQUITY COMPENSATION PLANS NOT
APPROVED BY STOCKHOLDERS:

   2001 Nonqualified Stock Plan.....       1,746,852                   3.55                       6,242,964
                                     --------------------------------------------------------------------------------

                  Total.............       3,467,929                  $4.38                       8,845,462

DESCRIPTION OF THE 2001 NONQUALIFIED STOCK PLAN

      The following summary of some of the provisions of the 2001 Nonqualified Stock Plan, as amended, is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

      The 2001 plan is administered by a committee consisting of at least two directors who are both "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on behalf of Aware. Aware's compensation committee, currently consisting of Mssrs. D'Alessio, Forney and Kerr, administers the 2001 plan.

      The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and Aware's right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

      The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

      Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder's employment. The 2001 plan provides that in the event of termination of an option holder's employment, options will be exercisable, to the extent of the number of shares then vested,
(a) for one year following the termination of the holder's employment if such termination is the result of permanent and total disability, (b) by the holder's executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder's death, (c) for 30 days after the date of termination of the holder's employment by us without "cause," as defined in the 2001 plan, or (d) for 30 days after the date of voluntary termination by the holder of the holder's employment. However, in no event will a new option be exercisable after its expiration date.

      In the event that Aware effects a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if Aware merges, consolidates, dissolves or liquidates, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

      The board of directors of Aware may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder's consent.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Aware's executive officers and directors, as well as persons who beneficially own more than ten percent of Aware's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

      Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 2003, or written representations that Form 5 was not required for 2003, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, with the exception of: (a) John S. Stafford, Jr. failed to file on a timely basis a Form 3 with respect to his holdings of Aware stock as of March 19, 2003, the date on which he first exceeded 10% ownership of Aware stock, and Mr. Stafford failed to file on a timely basis multiple Form 4s, all with respect to the acquisition of shares of common stock; Mr. Stafford filed a Form 5 on February 17, 2004 covering all of his 2003 reportable transactions, and (b) each of Frederick D. D'Alessio, David Ehreth, G. David Forney, Jr. and John K. Kerr, directors of Aware, failed to file on a timely basis a Form 4 with respect to the acquisition of an option granted to each individual to acquire shares of common stock; Mssrs. D'Alessio, Ehreth, Forney and Kerr each filed a Form 5 on February 12, 2004 with respect to these transactions.

                             INDEPENDENT ACCOUNTANTS

      The audit committee has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Aware for the year ending December 31, 2004. PricewaterhouseCoopers LLP has served as Aware's principal independent accountants since May, 1999.

FEES FOR PROFESSIONAL SERVICES

      The following table provides the fees Aware paid to PricewaterhouseCoopers LLP for professional services rendered for 2003 and 2002. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. Audit-Related fees consist of aggregate fees billed for assurance and related services, such as employee benefit plan audits, that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. All Other Fees consist of aggregate fees billed for products and services provided by the independent auditor, other than those disclosed above.

                                                 2003 Fees    2002 Fees
                                                 ---------    ---------

   AUDIT FEES ................................    $ 119,500     $108,750
   AUDIT-RELATED FEES.........................       14,200       13,250
   TAX FEES ..................................        4,037        3,500
   ALL OTHER FEES ............................            0            0

ATTENDANCE AT ANNUAL MEETING

      Aware expects that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

      If any stockholder would like to include any proposal in Aware's proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 16, 2004. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if Aware receives the notice after March 1, 2005.

                              AVAILABLE INFORMATION

      STOCKHOLDERS OF RECORD ON APRIL 1, 2004 WILL RECEIVE COPIES OF THIS PROXY STATEMENT AND AWARE'S 2003 ANNUAL REPORT TO STOCKHOLDERS, WHICH CONTAINS DETAILED FINANCIAL INFORMATION CONCERNING AWARE. AWARE WILL MAIL, WITHOUT CHARGE, A COPY OF AWARE'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) TO ANY STOCKHOLDER WHOSE PROXY AWARE IS SOLICITING IF THE STOCKHOLDER REQUESTS IT IN WRITING. PLEASE SUBMIT ANY SUCH WRITTEN REQUEST TO MR. DAVID J. MARTIN, INTERIM CHIEF FINANCIAL OFFICER, AWARE, INC., 40 MIDDLESEX TURNPIKE, BEDFORD, MASSACHUSETTS 01730.

                                     ANNEX A
                                     -------

                                   AWARE, INC.

                             AUDIT COMMITTEE CHARTER

                      AS APPROVED BY THE BOARD OF DIRECTORS

                                  MARCH 4, 2004

I.    ORGANIZATION

CHARTER. This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the "Board"). This charter supercedes all prior charters of the Committee.

MEMBERS. The Committee members shall be members of, and appointed by, the Board and shall consist of at least three directors, each of whom shall meet the independence and other requirements of applicable law and the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq"). Committee members shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall also designate a Committee Chairperson.

MEETINGS. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

QUORUM; ACTION BY COMMITTEE. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

AGENDA, MINUTES AND REPORTS. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

II.   PURPOSE

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the systems of disclosure controls and internal controls over financial reporting; the performance of the Company's independent auditor; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, and management of the Company.

III.  DUTIES AND RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor can the Committee certify that the independent auditor is "independent" under applicable rules. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditor, and the independent auditor must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report or reports by the independent auditor describing:

      o     The firm's internal quality control procedures; and

      o All relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1 (to assess the auditor's independence).

The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the auditor.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with the independent auditor the overall scope and plans for the audit, including the adequacy of staffing and compensation, the result of the annual audit examination and accompanying management letters, and the results of the independent auditor's procedures with respect to interim periods. Also, the Committee shall discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company's internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management); and (b) the adequacy and effectiveness of the Company's disclosure controls and procedures, and management reports thereon.

The Committee shall meet separately periodically with management and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

The Committee shall receive and review reports from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The Committee shall review and discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review with management and the independent auditor the year end audited financial statements and interim financial statements, and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. If deemed appropriate, the Committee shall recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year.

The Committee shall inquire of management of the Company as to any material violations of securities laws, breaches of fiduciary duty or violations of the Company's code of ethics.

The Committee shall review and approve all related party transactions. For these purposes, the term "related party transaction" shall refer to transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare its report to be included in the Company's annual proxy statement as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV.   OTHER

ACCESS TO RECORDS, ADVISERS AND OTHERS. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain, at Company expense, independent advisers (including legal counsel, accountants and consultants) as it determines necessary to carry out its duties. The Committee shall have the ultimate authority and responsibility to engage or terminate any such independent advisers and to approve the terms of any such engagement and the fees to be paid to any such adviser. The Committee may also request that any officer or other employee of the Company, the Company's outside counsel or any other person meet with any members of, or independent advisers to, the Committee.

FUNDING. The Company shall provide for appropriate funding, as determined by the Committee, for payment of

      (i)   compensation to any independent auditor;

      (ii)  compensation to advisers employed by the Committee; and

      (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

DELEGATION. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

COMMITTEE MEMBERS

Adrian Kruse (Chair)

David Ehreth

G. David Forney, Jr.

                                   AWARE, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 2004.

       The undersigned stockholder of Aware, Inc. (the "Company"), revoking all prior proxies, hereby appoints Michael A. Tzannes, Edmund C. Reiter and William
R. Kolb, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Thursday, May 27, 2004, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders dated April 13, 2004 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate in writing the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR THE PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held as joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

----------------------------------         -------------------------------------

                Please complete and return the proxy card below.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AWARE, INC.

              A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE
       RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE
               THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                   DETACH HERE

--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------
  AWARE, INC.
--------------

1.     To elect John K. Kerr and David Ehreth as Class II directors of the
       Company.

           [ ] FOR ALL NOMINEES

           [ ] WITHHELD FROM ALL NOMINEES

           [ ] :____________________________________

                  FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE



RECORD DATE SHARES:

Mark box at right if you plan to attend the Annual Meeting.            [ ]

Mark box at right if an address change or comment has been noted on    [ ]
the reverse side of this card.


Please be sure to sign and date this Proxy.          Date_______________

------------------------------              -----------------------------
Stockholder sign here                       Co-owner sign here

DETACH CARD                                                          DETACH CARD

--------------------------------------------------------------------------------